The SMALLCap Fund, Inc. N-SAR

Item 77C(a), (b) and (c): Registrant incorporates by reference Registrant's Proxy Statement dated March 14, 2003 filed on March 14, 2003
(Accession No.0001145443-03-000347). Registrant incorporates by reference Registrant's supplemental Proxy Statement dated April 7, 2003 filed on April 7, 2003 (Accession No. 0001145443-03-000527).

Item 77C(c): Registrant incorporates by reference Registrant's Semi-Annual Report as of June 30, 2003 filed on August 29, 2003 (Accession No. 0000088053-03-000775), which details the matters proposed to shareholders and the shareholder votes cast.